Exhibit 10.1

TERMINATION AGREEMENT

THIS TERMINATION AGREEMENT (this “Agreement”) is made and entered into as of March 31, 2021 (the “Effective Date”), by and among American Physicians LLC, a Delaware limited liability company (the “Sponsor”), and Edoc Acquisition Corp., a Cayman Islands exempted company (the “Company”).

WHEREAS, the Company and the Sponsor entered into that certain Administrative Support Agreement, dated as of November 9, 2020 (the “Administrative Support Agreement”); and

WHEREAS, the parties hereto desire to, effective immediately as of the date first written above, terminate the Administrative Services Agreement as more specifically provided herein.

NOW, THEREFORE, the parties hereto, in consideration of the covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, intending to be legally bound, hereby agree as follows:

1.       Termination. The parties hereto hereby acknowledge and agree that, effective as of the Effective Date, the Administrative Services Agreement and all obligations of the Company and the Sponsor pursuant thereto will be terminated in all respects.

2.       Release and Waiver. Effective as of the Effective Date, each of the parties hereto mutually release and discharge each other from all claims or demands under or in connection with the Administrative Support Agreement. Sponsor hereby waives its right to receive any fees pursuant to such agreement that may have been payable from November 9, 2020 to the date hereof.

3.       Further Assurances. Each of the parties hereto hereby further covenants and agrees to execute and deliver all further documents and agreements and take all further action that may be reasonably necessary or desirable in order to enforce and effectively implement the terms and conditions of this Agreement.

4.       Successors and Assigns. This Agreement is intended to bind, inure to the benefit of and be enforceable by the parties hereto and their respective successors and assigns.

5.       Counterparts; Governing Law. This Agreement may be executed in two or more counterparts (including by means of facsimile or other electronic transmission), each of which shall be deemed to be an original and all of which shall constitute the same instrument. This Agreement shall be governed by the laws of the State of Delaware, without giving effect to conflict of laws provisions.

6.       Headings. The headings of the sections, paragraphs and subsections of this Agreement are inserted for convenience only and shall not affect the interpretation hereof.

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IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement effective as of the Effective Date.

EDOC ACQUISITION CORP.

By:	/s/ Kevin Chen
Name:	Kevin Chen
Title:	Chief Executive Officer

AMERICAN PHYSICIANS LLC

By:	/s/ Xiaoping Becky Zhang
Name:	Xiaoping Becky Zhang
Title:	Managing Member

[Signature Page to Administrative Support Agreement Termination]